UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2014

IGI LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08568	01-0355758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Lincoln Avenue
Buena, New Jersey		08310
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (856) 697-1441

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On October 3, 2014, the Board of Directors (the “Board”) of IGI Laboratories, Inc. (the “Company”) approved the appointment of Steven Koehler to serve as a member of the Board effective October 13, 2014. Mr. Koehler has also been appointed to serve as the Chairman of the Company’s audit committee of the Board, and the Board has determined that Mr. Koehler is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

There are no arrangements or understandings between Mr. Koehler and any other person pursuant to which Mr. Koehler was appointed as a director. There are no transactions to which the Company is a party and in which Mr. Koehler has a material interest that is required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Koehler will be compensated for his service on the Board in accordance with the Company’s director compensation policy and will be reimbursed for reasonable expenses incurred in connection with his service on the Board. In addition, the Company will enter into its standard form of director and officer indemnification agreement with Mr. Koehler.

Item 8.01

Other Events.

The Company issued a press release in connection with the appointment of Mr. Koehler to the Board. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit Number	Description
99.1	Press Release of IGI Laboratories, Inc. dated October 9, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGI LABORATORIES, INC.

Date: October 9, 2014	By: /s/ Jenniffer Collins
	Name:	Jenniffer Collins
	Title:	Chief Financial Officer